Supplemental Presentation August 2022 Nasdaq: ALR

Warning Concerning Forward-Looking Statements Note: Data throughout this presentation is unaudited and as of and for the three months ended June 30, 2022, unless otherwise noted. Also, statements about the industry and demographics relate to the United States. Throughout this presentation we show financial results of the senior living communities that we manage on behalf of DHC. Managed senior living communities' financial results do not represent our financial results, and are included to provide supplemental information regarding the operating results and the financial conditions of the communities from which we earn management fees. This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and our actual results may differ materially from those contained in, or implied by, our forward- looking statements. Forward-looking statements in this presentation relate to various aspects of our business, including the implementation and anticipated effects of the restructuring steps recommended by Alvarez & Marsal (A&M) and the repositioning of our residential management business, our ability to operate our senior living communities profitably, our anticipated uses of cash liquidity, funding available under our secured term loan facility, our ability to grow revenues at the senior living communities we manage and to increase the fees we earn from managing senior living communities, our expectations of market opportunities and estimation of their size and worth, our normalized targeted occupancy, revenue composition and certain financial metrics, our expectation that we will continue to provide an exceptional resident experience to residents while offering lifestyle and concierge services, our ability to increase the number of senior living communities and rehabilitation locations we operate and residents and clients we serve, the anticipated growth of the 75+ age demographic and whether the aging U.S. population and increasing life spans of older adults will increase the demand for senior living communities, health and wellness centers and other healthcare related properties and services, and the impact of COVID-19, inflation and supply chain challenges on our business. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, such as the impact of conditions in the economy and the capital markets on us and our customers, competition for older adult customers within the residential and lifestyle services businesses, older adults delaying or forgoing moving into senior living communities or purchasing lifestyle services from us, increases in our labor costs or in costs we pay for goods and services, delays in supply chain and price inflation, increases in tort and insurance liability costs, our operating and debt leverage, actual and potential conflicts of interest with our related parties, changes in Medicare or Medicaid policies and regulations, which could result in reduced Medicare or Medicaid rates, a failure of such rates to cover our costs or limit the scope or funding of either or both programs, or reductions in private insurance utilization and coverage, delays or non-payment of government payments to us, compliance with, and changes to, federal, state and local laws and regulations that could affect our services or impose requirements, costs and administrative burdens that may reduce our ability to profitably operate our business, our exposure to litigation and regulatory and government proceedings, ongoing healthcare reform efforts, including continued efforts by third-party payers to reduce costs, acts of terrorism, outbreaks of pandemics or other human-made or natural disasters, and the effects of the implementation of the repositioning of our residential management business and restructuring of our business based on the recommendations of A&M on our business and operations. For example: (a) challenging conditions continue to exist and our business and operations remain subject to substantial risks, many of which are beyond our control, as a result, our operations may not be profitable in the future and we may realize losses; (b) we may not successfully execute our growth initiatives; (c) we may not be able to successfully integrate, operate and profitably manage our senior living communities and deliver lifestyle services; (d) we cannot be sure that the terms of our management arrangements with Diversified Healthcare Trust (DHC) will achieve the anticipated benefit on our operating results and we may not enter into management arrangements with DHC or other owners for additional senior living communities; (e) our belief that the aging of the U.S. population and increasing life spans of older adults will increase demand for senior living communities and lifestyle services may not be realized or may not result in increased demand for our services; (f) our investments in our workforce and continued focus on reducing team member turnover may not be successful and may not result in the benefits we expect to achieve through such investments; (g) the costs of executing the repositioning of our residential management business may be more than we expect and we may not realize the benefits we anticipate from the repositioning of our residential management business; (h) we may not be able to achieve the objectives of the restructuring plan recommended by A&M, and it may take longer and cost more to complete the restructuring than we expect; (i) current inflationary pressures may continue or increase, which may significantly harm our business and results of operations; (j) our strategic arrangements or collaborations with third party service providers may not be successful and we may not realize the benefits we expect from these arrangements; (k) our marketing initiatives may not succeed in increasing our revenues, and they may cost more than any increased revenues they may generate; (l) circumstances that adversely affect the ability of older adults or their families to pay for our services, such as economic downturns, weakening housing market conditions, higher levels of unemployment among our customers or their family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics generally could affect the revenues and profitability of our business; (m) customers who pay for our services with their private resources may become unable to afford our services, resulting in decreased revenues; (n) the various federal and state government agencies that pay us for the services we provide to some of our customers are experiencing budgetary constraints and may lower the Medicare, Medicaid and other rates they pay us; (o) we expect that the Pandemic may continue to adversely affect our business, operating results and financial condition; (p) we may be unable to repay or refinance our debt obligations when they become due; (q) we believe that we have adequate financial resources to fund our business for at least the next 12 months, however, we have incurred in recent periods, and we may continue to incur in future periods, operating losses and we have a large accumulated deficit; (r) the amount of available borrowings under our term loan is subject to our having qualified collateral, accordingly, the available borrowings under our term loan at any time may be less than $95.0 million, as it was as of June 30, 2022, and the availability of borrowings under our term loan is subject to our satisfying certain financial covenants and other conditions that we may be unable to satisfy; (s) certain aspects of our operations and future growth opportunities that we may pursue in our business may require significant amounts of cash and require us to make significant capital expenditures, as a result, we may not have sufficient cash liquidity; (t) our actions and approach to managing our insurance costs, including our operating an offshore captive insurance company and self-insuring with respect to certain liability matters, may not be successful and could result in our incurring significant costs and liabilities that we will be responsible for funding; (u) contingencies in any applicable acquisition or sale agreements we have entered into, or may enter into, may not be satisfied and our applicable acquisitions or sales, and any related management arrangements we may expect to enter into or exit may not occur, may be delayed or the terms of such transactions or arrangements may change; and (v) the advantages we believe we may realize from our relationships with related parties may not materialize. Our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022 and June 30, 2022, and our other filings with the Securities and Exchange Commission (SEC) identify other important factors that could cause differences from our forward-looking statements. The filings with the SEC of AlerisLife Inc. (ALR) are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including adjusted net loss, adjusted loss per diluted share or EPS and net general and administrative expenses. Reconciliations for these metrics to the closest U.S. generally accepted accounting principles (GAAP) metrics are included later in this supplemental presentation. We believe the non-GAAP financial measures included in this supplemental presentation are meaningful supplemental disclosures because they may help investors better understand changes in our operating results and ability to meet financial obligations or service debt, make capital expenditures and expand our business. We believe that these non-GAAP financial measures are meaningful financial measures that may help investors better understand our financial performance, including by allowing investors to compare our performance between periods and to the performance of other companies. Our management uses these non-GAAP financial measures to evaluate our financial performance and compare it over time and against competitors. These measures should not be considered as alternatives to net income (loss), net income (loss) per share or operating (loss) income, as indicators of our operating performance or as measures of our liquidity. Also, these non-GAAP measures as presented may not be comparable to similarly titled amounts calculated by other companies. 2

ALR Q2 2022 OBSERVATIONS • Residential occupancy at our 140 owned and managed communities at June 30, 2022 increased 260 basis points (bps) to 75.4% year over year and 110 bps sequentially. • June net move in volume of 113 increased by approximately 74% when compared to December 2021 and were the second highest amount in a single month in the last two years. • Improvement in Ageility operations as labor efficiency and caseload as a % of occupancy increased sequentially, with signs showing for anticipated financial improvement in the second half of the year. • Inflation and supply chain issues have resulted in increased costs related to food, utilities, repair and maintenance and other costs. Revenue Cost 3 • Reduce costs annually by a target of approximately $14.0 million, net of investments to be made of approximately $4.0 million as described below, by: ◦ Streamlining redundant business processes and reducing investments in non core functions. ◦ Rationalizing information technology (IT) systems to those that directly support core business functions, and ensuring their optimal utilization. ◦ Continually assessing general and administrative expenses to identify cost savings opportunities. • Investment of approximately $4.0 million to refocus on ALR's core business and invest strategically in projects, processes and systems that will enhance our ability to successfully operate our residential and lifestyle services businesses, including: ◦ Redefining executive leadership team, inclusive of hiring a Chief Operating Officer to oversee field and national operations and a Chief Financial Officer. ◦ Investing in a scalable and agile national operations infrastructure to drive operational excellence and results. ◦ Establishing a centralized sales function with reinstituted regional sales support to focus on both sales and marketing efforts. Alvarez & Marsal Project Overview

BUSINESS AT A GLANCE AS OF JUNE 30, 2022 4

RESIDENTIAL SEGMENT

Residential Unit Mix at June 30, 2022 — Strategically Focused on Choice Based Product

	Independent Living (IL) and Active Adult (AA)		Assisted Living (AL)		Memory Care (MC)		Total Units	% of Total Units
Managed [1]	9,894 [2]	55%	6,445	36%	1,547	9%	17,886	**90%**
Owned	566	27%	1,251	60%	270	13%	2,087	**10%**
Total Units	**10,460**		**7,696**		**1,817**		**19,973**	**100%**
% of Total Units	**52%**		**39%**		**9%**		**100%**	



Average Occupancy
80.0%
70.0%
60.0%
Jun'21
Jul'21
Aug'21
Sept'21
Oct'21
Nov'21
Dec'21
Jan'22
Feb'22
Mar'22
Apr'22
May'22
Jun'22
Comparable Owned [4]
Comparable Managed [4]

Comparable Results [4]

	Jun'21	Jul'21	Aug'21	Sept'21	Oct'21	Nov'21	Dec'21	Jan'22	Feb'22	Mar'22	Apr'22	May'22	Jun'22
Owned RevPar	$2,347	$2,370	$2,353	$2,341	$2,374	$2,371	$2,302	$2,421	$2,483	$2,426	$2,495	$2,544	$2,643
Managed RevPar	$2,945	$2,951	$2,939	$2,934	$2,909	$2,893	$2,897	$2,976	$3,055	$3,050	$3,032	$3,084	$3,115
Owned Revenue (in 000's)	$4,926	$4,974	$4,939	$4,913	$4,983	$4,980	$4,834	$5,085	$5,215	$5,094	$5,239	$5,311	$5,515
Managed Revenue [3] (in 000's)	$52,708	$52,816	$52,601	$52,513	$52,090	$51,796	$51,843	$53,266	$54,685	$54,589	$54,269	$55,183	$55,730

(1) Managed on behalf of DHC.
(2) Includes one active adult (AA) community with 167 units.
(3) Managed revenue represents financial data of senior living communities managed for DHC and does not represent revenues of ALR. Managed revenue is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.
(4) Comparable results includes financial data for 20 owned senior living communities and 120 managed senior living communities that ALR continuously owned or managed and operated through its Five Star brand since April 1, 2021, exclusive of 1,532 skilled nursing facility, or SNF, living units that have been closed in 27 Continuing Care Retirement Communities, or CCRCs.

5

• Our sales lead volume for the month of July 2022 was 8,054, an increase of 810 bps from June 2022. • Our tour volume was 1,972 for the month of July 2022, a decrease of 270 bps from June 2022. • Our year-to-date conversion rate as of July 29, 2022 has increased 70 bps to 25.3% bps from July 2021. • As of June 30, 2022, the average length of stay is 3.6 years per resident. # o f To ur s C onversion R ate Tours Conversion Jun '21 Jul '21 Aug '21 Sept '21 Oct '21 Nov '21 Dec '21 Jan '22 Feb '22 Mar '22 Apr '22 May '22 Jun '22 — 500 1,000 1,500 2,000 2,500 —% 10.0% 20.0% 30.0% 40.0% Move-Ins Jun. 2022 YoY Change: +11.1% Conversions Jun. 2022 YoY Change: 31.0% RESIDENTIAL OPERATIONS UPDATE 6 Move-In Count Move-Out Count Jun '21 Jul '21 Aug '21 Sept '21 Oct '21 Nov '21 Dec '21 Jan- 22 Feb '22 Mar '22 Apr '22 May '22 Jun '22 (600) (400) (200) — 200 400 600 800 Move-Outs Jun. 2022 YoY Change: +2.5% Tour Volume and Conversion Move-Ins and Move-Outs

C ap ex C apex as a % of R evenue 10.2% 11.4% 29.0% 15.8% 14.5% Capex Spend per Revenue Jun '21 Sept '21 Dec '21 Mar'22 Jun'22 $— $10,000 $20,000 $30,000 $40,000 $50,000 —% 10.0% 20.0% 30.0% • $2.9 million and $24.0 million of capex deployed for the three months ended June 30, 2022 for upgrades and reinvestment in the owned and managed communities, respectively. DHC funds capex for the managed communities. S pe nd C apex as a % of R evenue 14.3% 18.2% 38.9% 14.8% 17.9% Capex (in 000's) Spend per Unit Spend per Revenue Jun '21 Sept '21 Dec '21 Mar'22 Jun'22 $— $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 —% 10.0% 20.0% 30.0% 40.0% 50.0% 7 INVESTMENT IN RESIDENTIAL SEGMENT Owned Quarterly Capex Spend & Spend per Revenue Dollars Managed Quarterly Capex Spend & Spend per Revenue Dollars (in thousands) S pe nd pe r un it Spend per Unit Construction Mgmt. Fee (in 000's) Jun '21 Sept '21 Dec '21 Mar'22 Jun'22 $— $1,000 $2,000 $3,000 $4,000 Managed Quarterly Capex Spend per Unit & Construction Management Fees

(1) CAGR represents the annualized growth rate of the number of Ageility outpatient rehabilitation locations determined by net new outpatient rehabilitation locations for the period from June 30, 2017 through June 30, 2022. (2) The decrease in Q4 2021 in outpatient rehabilitation locations was due primarily to the closure of 17 Ageility outpatient rehabilitation locations that were in senior living communities transitioned to new operators or closed. (3) Represents the average number of Ageility customers divided by average total occupancy at each of the senior living communities where we operate Ageility rehabilitation locations. Occupancy is defined as the average total number of residents residing at the senior living communities. N um be r of L oc at io ns 218 223 205 201 202 Five Star Communities Non-Five Star Communities Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 0 50 100 150 200 250 Outpatient location openings have a 5-year CAGR(1) of 18.9% Number of Outpatient Locations and Affiliation 147 137 139 139 146 Outpatient Visits Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 — 50 100 150 200 Comparable Outpatient Visits (amounts in thousands) O cc up an cy C aseload % Caseload % Occupancy Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 0 50 100 150 20.0% 22.0% 24.0% 26.0% 28.0% 30.0% Caseload as a % of Occupancy(3) LIFESTYLE SERVICES SEGMENT (2) 31% 45% 48% 69% 55% 52% 8 47% 53% 53% 47%

LIFESTYLE SERVICES SEGMENT CONTINUED 9 Lo ca tio ns O pe ne d Total C ost Cost per location Locations Opened Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 0 2 4 6 8 $— $5,000 $10,000 $15,000 Total Cost per Location Ef fic ie nc y Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 60.0% 65.0% 70.0% 75.0% 80.0% Labor Efficiency • Labor efficiency is calculated by dividing billable labor hours by labor hours that have been incurred. This amount represents the percentage of labor hours that are billable. • The labor efficiency is an important metric as it shows the percentage of labor time that is billable. • The total cost per location measures the total cost to open a new location. • With the new TPP model, Ageility is able to provide therapy services in patients' homes, both within and outside of senior living communities, further reducing our up front costs for new locations.

Liquidity Uses of Cash (1) See slide 15 for calculation of adjusted Net Loss and adjusted EPS and reconciliations of these amounts to net loss and net loss EPS, respectively. Adjusted Net Loss and Adjusted EPS (1) In thousands, except per share amounts As of June 30, 2022 • $83.5 million of unrestricted cash and cash equivalents on hand. • $67.5 million of outstanding debt. ◦ $60.9 million related to the senior secured term loan, or the Loan. ▪ Subject to achieving certain financial targets, we may receive an incremental $10.0 million of debt proceeds pursuant to the Loan agreement in 2023 and 2024. ▪ We may also receive $12.0 million for capital improvements for senior living communities we own. ◦ $6.6 million related to mortgage note, maturing in 2032. 2Q21 3Q21 4Q21 1Q22 2Q22 Net Loss $(12,302) $(10,201) $(10,737) $(9,730) $(8,805) Adj. Net Loss $(9,335) $(7,368) $(9,708) $(10,050) $(7,266) Diluted EPS $(0.39) $(0.32) $(0.34) $(0.31) $(0.28) Adj. Diluted EPS $(0.30) $(0.23) $(0.31) $(0.32) $(0.23) FINANCIAL OVERVIEW 1. Reinvestment in Owned Communities • The average investment for our owned portfolio in Q2 2022 was approximately $1,378 per unit. 2. Expansion of Ageility Rehabilitation and Locations • Opened 4 new clinics in Q2 2022, with an average cost of $389. 10 Alvarez & Marsal Project 1. Cost reduction target of approximately $14.0 million (net of investments to be made of approximately $4.0 million as noted below). 2. Investment of approximately $4.0 million to refocus on the core business and invest strategically in projects, processes and systems that will enhance our success in residential and lifestyle services operations.

APPENDIX 11

Appendix Three Months Ended June 30, 2022 June 30, 2021 Revenues Lifestyle services $ 14,645 $ 17,453 Residential 16,094 16,378 Residential management fees 8,971 12,927 Total management and operating revenues 39,710 46,758 Reimbursed community-level costs incurred on behalf of managed communities 127,648 195,271 Other reimbursed expenses 3,765 16,592 Total revenues 171,123 258,621 Other operating income — 2 Operating Expenses Lifestyle services expenses 14,329 15,668 Residential wages and benefits 9,159 9,896 Other residential operating expenses 4,973 8,968 Community-level costs incurred on behalf of managed communities 127,648 195,271 General and administrative 17,844 22,748 Restructuring expenses 528 15,389 Depreciation and amortization 3,284 2,989 Total operating expenses 177,765 270,929 Other (expense) income (2,172) 162 Loss before income taxes (8,814) (12,144) Benefit (provision) for income taxes 9 (158) Net loss $ (8,805) $ (12,302) CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (in thousands) (unaudited) 12

Q2'21 Q3'21 Q4'21 Q1'22 Q2'22(3) General and administrative expenses (1) $ 22,748 $ 21,817 $ 18,762 $ 18,192 $ 17,844 Less: other reimbursements (2) 5,061 4,865 2,889 3,750 3,291 Net general and administrative expenses $ 17,687 $ 16,952 $ 15,873 $ 14,442 $ 14,553 Sequential Change 4.6% (4.2) % (6.4) % (9.0) % 0.8 % Total management and operating revenues $ 46,758 $ 42,922 $ 39,991 $ 38,457 $ 39,710 Sequential Change (7.3) % (8.2) % (6.8) % (3.8) % 3.3 % Gross G&A as a % of management and operating revenue 48.7% 50.8% 46.9% 47.3% 44.9 % Net G&A as a % of management and operating revenues 37.8% 39.5% 39.7% 37.6% 36.6% (1) Reflects gross general and administrative expenses as presented on our Condensed Consolidated Statements of Operations, inclusive of other reimbursements as defined in the footnote below. These other reimbursements are presented as revenue on our Condensed Consolidated Statements of Operations. (2) Other reimbursements represent reimbursements that arise from certain centralized services we provide pursuant to our management agreements with DHC and are presented exclusive of restructuring related reimbursements in connection with the repositioning of our residential management business. Specifically for Q2 2021, Q3 2021, Q4 2021 and Q2 2022, reimbursements exclude $11,531, $813, $966 and $474, respectively, of restructuring related expenses which were reimbursed by DHC and those amounts are included in general and administrative expenses and net general and administrative expenses. (3) Includes $1,319 of separation costs related to the separation of our former President and Chief Executive Officer during the second quarter of 2022 and $704 related to the operational review by A&M, both of which are included in general and administrative expenses in the condensed consolidated statements of operations for Q2 2022. Appendix 13 GROSS VS. NET GENERAL AND ADMINISTRATIVE EXPENSES (in thousands, except for units) (unaudited) U ni ts G ross G & A Expense (in thousands) Managed Owned and Leased G&A Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 — 5,000 10,000 15,000 20,000 25,000 30,000 — 10,000 20,000 30,000 G&A Expense per Senior Living Unit (1) $ $ $

(1) CapEx spend by segment represents amounts paid related to the acquisition of property and equipment of ALR and does not reflect amounts paid for the acquisition of property and equipment on behalf of and reimbursed by DHC. (2) During the three months ended June 30, 2021, we closed 27 rehabilitation and wellness services inpatient clinics. Three Months Ended June 30, 2022 June 30, 2021 Residential (owned communities): Development, redevelopment and other activities $ 1,075 $ 386 Building improvements 1,801 1,760 Total residential 2,876 2,146 Lifestyle services: New location openings 2 10 Recurring location investments 97 65 Total lifestyle services 99 75 Corporate and other 407 107 Total CapEx spend $ 3,382 $ 2,328 Residential (owned communities): Number of units 2,087 2,251 Development, redevelopment and other activities spend per unit $ 515 $ 172 Building improvements spend per unit $ 863 $ 782 Lifestyle services: Number of clinics and locations, beginning of period 211 252 Number of new locations opened 4 5 Number of locations closed (2) 3 29 Number of net new locations 1 (24) Number of clinics and locations, end of period 212 228 New location opening spend per location $ 389 $ 2,022 Recurring investment per location $ 466 $ 292 Appendix CAPEX SPEND BY SEGMENT (1) (dollars in thousands, except per unit and location data) (unaudited) 14

(1) Includes funds received under the CARES Act and other government grants. (2) The above non-GAAP adjustments are shown net of tax calculated at a statutory tax rate of 25.9% (combined federal of 21.0% and state of 4.9%) and 23.1% (combined federal of 21.0% and state of 2.1%) for the three months ended June 30, 2022 and 2021, respectively. The company is currently in a net tax loss carry forward position. The company’s effective rate was 0.1% and (1.3)% for the three months ended June 30, 2022 and 2021, respectively. The statutory rate was used to provide a more effective comparison to other reporting companies. (3) Costs incurred related to the comprehensive operational review by A&M which are included in general and administrative expenses in the condensed consolidated statements of operations. (4) Costs incurred for the three months ended June 30, 2022 represent those related to the separation of our former President and Chief Executive Officer during the second quarter of 2022. (5) Costs incurred implementing the repositioning of our residential management business recognized in the three months ended June 30, 2022 and 2021, net of amounts reimbursed from DHC of $0.5 million and $11.5 million, respectively. Three Months Ended Jun 30, 2022 June 30, 2021 (1) Net loss, loss per diluted share $ (8,805) $ (0.28) $ (12,302) $ (0.39) Adjustments, net of tax (2): Transaction costs(3) 522 — Separation costs (4) 977 — Restructuring expenses (5) 40 2,967 Adjusted loss, adjusted loss per diluted share $ (7,266) $ (0.23) $ (9,335) $ (0.30) Appendix NET LOSS AND ADJUSTED NET LOSS (in thousands, except per share amounts) (unaudited) 15

Six Months Ended June 30, 2022 June 30, 2021 CASH FLOW FROM OPERATING ACTIVITIES: Net loss $ (18,535) $ (8,987) Adjustments to reconcile net loss to net cash (used in) provided by operating activities: Other non-cash expense adjustments, net 9,228 7,874 Changes in assets and liabilities (29,470) 18,993 Net cash (used in) provided by operating activities (38,777) 17,880 CASH FLOW FROM INVESTING ACTIVITIES: Acquisition of property and equipment (9,147) (4,466) Purchases of debt and equity investments — (231) Proceeds from sale of debt and equity investments 1,226 2,035 Net cash used in investing activities (7,921) (2,662) CASH FLOW FROM FINANCING ACTIVITIES: Net proceeds from borrowings 60,563 — Repayments of borrowings (217) (204) Repayments of finance lease principal (251) (397) Payment of employee tax obligations on withheld shares — (3) Net cash provided by (used in) financing activities 60,095 (604) Increase in cash and cash equivalents and restricted cash and restricted cash equivalents 13,397 14,614 Cash and cash equivalents and restricted cash and restricted cash equivalents at beginning of period 92,939 109,597 Cash and cash equivalents and restricted cash and restricted cash equivalents at end of period $ 106,336 $ 124,211 Reconciliation of cash and cash equivalents and restricted cash and cash equivalents: Cash and cash equivalents $ 83,460 $ 99,270 Current restricted cash and cash equivalents 21,902 23,707 Other restricted cash and cash equivalents 974 1,234 Cash and cash equivalents and restricted cash and cash equivalents at end of period $ 106,336 $ 124,211 Appendix CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (in thousands) (unaudited) 16

COMPARABLE COMMUNITIES AND OUTPATIENT LOCATIONS [1]

(in thousands) (unaudited)

	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Lifestyle Services					
Ageility outpatient locations	187	187	187	187	187
Lifestyle services revenues	$ 13,983	$ 13,047	$ 13,154	$ 11,834	$ 12,332
Lifestyle services expenses	12,399	11,709	11,852	11,503	12,346
Operating income	1,584	1,338	1,302	331	(14)
Operating margin	11.3 %	10.3 %	9.9 %	2.8 %	(0.1)%
Residential - owned					
Number of communities	20	20	20	20	20
Number of units	2,099	2,099	2,100	2,100	2,087
Average occupancy	68.3 %	70.4 %	72.0 %	71.0 %	72.5 %
RevPAR	$ 2,357	$ 2,354	$ 2,349	$ 2,443	$ 2,560
Residential revenue	14,846	14,829	14,797	15,393	16,066
Residential wages and benefits	9,020	7,760	8,524	8,640	9,158
Other residential operating expenses	6,422	5,763	7,828	7,088	5,416
Other expenses and adjustments [2]	1,772	4,917	2,946	3,394	4,728
Operating loss	(2,368)	(3,611)	(4,501)	(3,729)	(3,236)
Operating margin	(16.0)%	(24.4)%	(30.4)%	(24.2)%	(20.1)%

(1) Financial results includes data for 20 owned senior living communities, 120 managed senior living communities and 187 outpatient rehabilitation locations that we have continuously owned or managed since April 1, 2021. The summary of operations for comparable communities and locations excludes (i) 1,532 skilled nursing facility, or SNF, living units that were closed in 27 continuing care retirement communities, or CCRCs and (ii) ten Ageility inpatient rehabilitation clinics. Excludes Provider Relief Funds under the CARES Act, and other government grants recognized as other income.
(2) Includes depreciation expense and the elimination of benefits or expenses received from our captive insurance company.

Appendix
17

COMPARABLE COMMUNITIES AND OUTPATIENT LOCATIONS [(1)] - CONTINUED

(in thousands) (unaudited)

	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Residential - Managed					
Number of communities	120	120	120	120	120
Number of units	17,898	17,899	17,899	17,899	17,886
Average occupancy	72.9 %	73.4 %	74.1 %	74.1 %	74.1 %
RevPAR	$ 2,961	$ 2,941	$ 2,900	$ 3,027	$ 3,077
Community Revenues [(2)]	$ 168,655	$ 158,508	$ 155,798	$ 162,540	$ 165,182
Residential management fees	8,552	8,538	9,124	8,930	8,970

(1) Financial results includes data for 20 owned senior living communities, 120 managed senior living communities and 187 outpatient rehabilitation locations that we have continuously owned or managed since April 1, 2021. The summary of operations for comparable communities and locations excludes (i) 1,532 SNF living units that were closed in 27 CCRCs and (ii) ten Ageility inpatient rehabilitation clinics. Excludes Provider Relief Funds under the CARES Act, and other government grants recognized as other income.

(2) Community revenues represent financial data of senior living communities managed for DHC and does not represent financial results of ALR. Managed senior living communities' data is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.

Appendix

18

THANK YOU Nasdaq: ALR alerislife.com ir@alerislife.com